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                                                                   EXHIBIT 23.12

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated August 24, 1998, on the financial statements of Dillard Smith Construction Company for the year ended June 30, 1998 included in Quanta Services, Inc.'s Form 8-K dated June 17, 1999 and to all references to our Firm included in this registration statement.

/s/ Joseph Decosimo and Company, LLP
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Joseph Decosimo and Company, LLP

Chattanooga, TN
November 12, 1999